Exhibit 99.1

Kadmon Announces Interim Phase 2 Data of KD025 in Chronic Graft-Versus-Host Disease

– Overall Response Rate of 71%, with a Favorable Safety Profile –

– Findings to be Presented and Webcast Today at 8:45 a.m. ET at Kadmon’s Research and Development (“R&D”) Day in New York –

NEW YORK, July 11, 2017 – Kadmon Holdings, Inc. (NYSE: KDMN) (“Kadmon” or the “Company”) today announced positive interim results from its ongoing Phase 2 clinical trial evaluating KD025, the Company’s Rho-associated coiled-coil kinase 2 (“ROCK2”) inhibitor, in patients with previously treated chronic graft-versus-host disease (“cGVHD”), a serious complication following allogeneic bone marrow or stem cell transplantation.  In a preliminary analysis, KD025 demonstrated a favorable safety and tolerability profile in all patients and an overall response rate (“ORR”) of 71%.

KD025-208 is an ongoing Phase 2 clinical trial evaluating the safety, tolerability and activity of KD025 in adults with steroid-dependent or steroid-refractory cGVHD and active disease.  The dose-finding study includes 48 patients divided into three cohorts at different dose levels (KD025 200 mg QD, 200 mg BID and 400 mg QD), enrolled sequentially following a safety assessment of each cohort.

In a preliminary analysis of data from the first cohort, KD025 200 mg QD (n=17), KD025 demonstrated clinically meaningful responses in cGVHD patients, with an ORR of 71% (12/17), which includes complete and partial responders.  Of responders remaining on KD025 through week 24, 7 of 8 (88%) sustained responses.  In addition to the 12 responders, two patients have stable disease and remain on KD025 through week 24.  Overall clinical benefit (response and stable disease) occurred in 82% (14/17) of patients.  Sixty-seven percent (67%; 8/12) of responders saw an improvement in symptoms as measured by the Lee cGVHD Symptom Scale score.  To date, no drug-related serious adverse events (SAEs) have been recorded, and no drug-related elevations in liver function tests have been observed.  Importantly, 67% (8/12) of responders had reduction of steroid doses and 67% (4/6) of patients had reduction of tacrolimus doses.

“These positive interim findings indicate activity and a favorable safety profile of KD025 in cGVHD, a fatal disease with no approved therapies,” said John L. Ryan, M.D., Ph.D., Executive Vice President, Chief Medical Officer of Kadmon.  “Steroids are the current standard therapy for cGVHD and have severe side effects associated with long-term use.  We are pleased to see that the majority of patients in the first cohort have been able to reduce their steroid doses, indicating that KD025 potentially offers a well-tolerated treatment option for cGVHD patients.”

“We are encouraged by these initial activity and safety results, which support the potential of KD025 to treat this unmet medical need,” said Harlan W. Waksal, M.D., President and Chief Executive Officer of Kadmon.  “Of note, these data are from the lowest dose of KD025 being studied, and we look forward to further exploring KD025 activity and safety in the two additional higher-dose cohorts.”

R&D Day and Webcast Information

Kadmon will present its findings today at 8:45 a.m. ET at the Company’s R&D Day in New York.  A live and archived webcast of the event, with slides, will be available on the Investors section of the Kadmon website at www.kadmon.com.  The live event is intended for institutional investors and sell-side analysts only.  For more information, please email Ellen Tremaine, Manager, Investor Relations of Kadmon, at ellen.tremaine@kadmon.com.

About cGVHD

cGVHD is a common and often fatal complication following allogeneic bone marrow transplantation and hematopoietic stem cell transplantation, which are procedures that are often used to treat patients with cancers such as myeloma or leukemia.  With cGVHD, transplanted immune cells (graft) attack the patient’s body (host), leading to inflammation and fibrosis in multiple tissues, including skin, mouth, eye, joints, liver, lung and digestive tract.

About KD025

KD025 is a selective oral inhibitor of ROCK2, a signaling pathway implicated in the pathogenesis of autoimmune and fibrotic diseases.  KD025 is being studied in three ongoing Phase 2 clinical trials: a placebo-controlled trial in moderate to severe psoriasis, an open-label trial in idiopathic pulmonary fibrosis and an open-label trial in cGVHD.

About the Study

KD025-208 is an ongoing Phase 2 study evaluating the safety, tolerability and activity of KD025 in 48 patients with steroid-dependent or steroid-refractory cGVHD and active disease.  The primary endpoint is KD025 activity at 24 weeks in terms of ORR, as defined by the 2014 National Institutes of Health (NIH) Consensus Response Criteria for overall response.  Secondary endpoints include changes in corticosteroid and calcineurin inhibitor dose.  Exploratory endpoints include change in symptom burden or bother using the Lee cGVHD Symptom Scale.

Enrollment in the first cohort (KD025 200 mg QD) is complete and enrollment in the second cohort (200 mg BID) is nearly complete, with 15 of 16 patients enrolled.  The safety assessment of the 200 mg BID cohort is complete and supports initiating enrollment in the 400 mg QD cohort.  Additional study results will be submitted for presentation at upcoming scientific conferences.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company focused on developing innovative products for significant unmet medical needs.  We have a diversified product pipeline in autoimmune and fibrotic diseases, oncology and genetic diseases.

Safe Harbor Statement

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include statements regarding KD025, the results of KD025 in KD025-208, including in the second and third cohorts to be treated, as well as the long-term results of KD025 in the first cohort, and the prospects for KD025 in other indications.  We believe that these factors also include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii)  the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; and (xxi) the use of proceeds from our recent private placement. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on May 15, 2017. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton

212.600.1902

maeve@argotpartners.com